Exhibit 10.20

Name:______________________________	No. of Options:_____________________

1ST CONSTITUTION BANCORP

INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this “Agreement”) is made this ________day of _______, 200__(the “Award Date”) between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”) and ___________________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2005 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

1.      Grant of Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase ______ shares of the Company’s common stock, no par value (the “Shares”) at a price of $[no less than FMV of Award Date] per share (the “Option Price”) pursuant to the Plan, subject to the terms and conditions of the Plan and this Agreement. The Option shall expire on ________________ (the “Expiration Date”).

2.      Type of Option. To the extent possible, this Option is intended to be treated by the Company as an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). To the extent that, at or subsequent to grant, all or a portion of the Option ceases to qualify as an incentive stock option because of a failure to satisfy the requirements of Section 422 of the Code, all or such portion of the Option shall be treated by the Company as a “nonqualified stock option”.

3.      Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

4.      Vesting of Option. Unless the Committee provides for earlier vesting, the Option shall vest in accordance with the following schedule:

Percentage of Options	Scheduled Vesting Date

________________	_____anniversary of Award Date
________________	_____anniversary of Award Date

5.      Exercise. The Participant may exercise some or all of the Option by delivering to the Company, a completed notice of exercise in the form attached to this Agreement, together with payment in full of the aggregate Exercise Price.

6.      Form of Payment. Payment of the aggregate Exercise Price may be made in one of the following methods:

(a)	Cash, certified or bank cashier’s check.

(b)    Shares of the Company’s common stock duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more incentive stock options, but only if such shares had been held by the Participant for a least the greater of (A) two years from the date the incentive stock options were granted or (B) one year after the transfer of shares to the Participant, (ii) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (iii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company, but only if and to the extent that such shares had been held by the Participant for at least six months after vesting.

7.	Effect of Termination of Employment.

(a)     Termination of Employment Upon Death, Disability or Retirement. Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates by reason of death, disability (as determined by the Committee), or [retirement at or after age ____], all unvested Options shall become fully vested and exercisable, and may be exercised by the Participant, the Participant’s estate, beneficiary, or representative, as the case may be, for a period of three months after the date of termination of service or until the Expiration Date, whichever is shorter.

(b)    Termination of Employment For Other Reasons. Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates prior to the Expiration Date for any reason other than death, disability, or retirement, all unvested Options shall expire and terminate upon the date of termination of service.

8.      No Shareholder Rights. The Participant shall not have any rights as a shareholder of the Company with respect to any Shares which may be purchased by exercise of this Option unless and until the Option is duly and fully exercised.

9.      Limits on Transferability. The Option shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or as otherwise permitted by the Committee.

10.    Tax Withholding Obligations. In order to satisfy any withholding or similar tax requirements relating to the Options, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Shares.

11.    Change in Control. Upon a Change in Control, all non-forfeited Options shall become fully exercisable and vested, subject to compliance with legal and other requirements.

12.    Trading Black Out Policies. The Participant agrees to abide by all trading “black out” policies established from time to time by the Company.

13.    No Employment Rights. Nothing in this Agreement will confer upon the Participant any right to continued employment with the Company or its subsidiaries or affiliates or affect the right of the Company to terminate the employment of the Participant at any time for any reason.

14.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principals of conflicts of laws, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

      1ST CONSTITUTION BANCORP

      By:    __________________________________

[Name]

Member of the Compensation Committee

      PARTICIPANT:

      _______________________________

      [NAME]

 NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION

Date:_____________________

1st Constitution Bancorp

P.O. Box 634

2650 Route 130 North

Cranbury, New Jersey 08512

Attention: Secretary

Re:	1st Constitution Bancorp (the “Company”) 2005 Equity Incentive Plan

I hereby exercise the option (“Option”) granted pursuant to the attached Incentive Stock Option Agreement (the “Agreement”) to acquire ______shares of the Company’s common stock (the “Shares”) at the exercise price of $_____ per share, for an aggregate exercise price of $_____.

My enclosed form of payment is (check one):

____	cash in the amount of $______
____	certified or bank cashier’s check in the amount of $_____
____	by surrender of shares of the Company’s common stock with a value of $_____ represented by certificate number_____, duly endorsed for transfer to the Company with signature guaranteed, which may be (i) shares which were received by the Participant upon exercise of one or more incentive stock options, but only if such shares had been held by the Participant for a least the greater of (A) two years from the date the incentive stock options were granted or (B) one year after the transfer of shares to the Participant, (ii) shares which were received by the Participant upon exercise of one or more nonqualified stock options, but only if such shares had been held by the Participant for at least six months, or (iii) shares which were received by the Participant upon the vesting of one or more shares of restricted stock of the Company, but only if and to the extent that such shares had been held by the Participant for at least six months after vesting.

In the event that I dispose of the shares being purchased pursuant to the exercise of the Option prior to the date that is one year after exercise of the Option (or prior to the date that is two years after the grant of the Option), I hereby agree to immediately give notice of such fact to the Company. If the Company is required to satisfy any federal, state or local income or employment tax withholding obligations as a result of such early disposition of the shares being purchased pursuant to this Option exercise, I agree to satisfy the amount of such withholding in the manner that the Company prescribes.

Please make a notation on the Agreement to evidence the exercise of the Option as set forth in this Notice and return the Agreement, if any Options remain thereunder, along with a certificate representing the Shares to me at the address below:

__________________________________

Name:

__________________________________

__________________________________

(PRINT ADDRESS)

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